EXHIBIT 10.1

PROMISSORY NOTE

THIS NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF FEDERAL AND STATE SECURITIES LAWS PROVIDED BY REGULATION D UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND MAY NOT BE SOLD, PLEDGED, TRANSFERRED, ASSIGNED, HYPOTHECATED, OR OTHERWISE DISPOSED OF WITHOUT COMPLIANCE WITH SUCH REQUIREMENTS OR A WRITTEN OPINION OF COUNSEL ACCEPTABLE TO THE OBLIGOR THAT SUCH TRANSFER WILL NOT RESULT IN ANY VIOLATION OF SUCH LAWS OR AFFECT THE LEGALITY OF THEIR ISSUANCE.

$25,000.00	DATED: June 3, 2010

FOR VALUE RECEIVED, the undersigned, Crownbutte Wind Power, Inc., a Nevada corporation (the “Borrower”) HEREBY PROMISES TO PAY to the order of Gottbetter Capital Group, Inc. (the “Lender”), on July 2, 2010 (the “Maturity Date”), or sooner as provided herein, the principal amount of Twenty-five Thousand Dollars ($25,000.00).  This Note shall not bear interest except as provided below.

Principal of this Note due and not paid shall bear interest at a rate per annum equal to 10% per annum until any such principal is paid in full.  Interest will be computed on the basis of a 360-day year of twelve 30-day months for the actual number of days elapsed.

The Borrower agrees to issue and deliver to the Lender on the date hereof, in consideration of the Lender’s willingness to make the loan evidenced by this Note, two hundred fifty thousand (250,000) restricted shares of its common stock, par value $0.001 per share (the “Lender Shares”).  The Borrower represents and warrants that upon issuance, such Lender Shares will be duly and validly issued, fully paid and non-assessable and free of preemptive rights. The Borrower hereby irrevocably constitutes and appoints the Lender as its attorney-in-fact for the purpose of causing the Borrower’s transfer agent to issue certificates for the Lender Shares to the Lender, and agrees that its issuance of this Note shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Lender Shares in accordance with the terms and conditions of this Note.

The Borrower shall have the right at any time and from time to time to prepay in whole or in part the principal amount hereof, without premium or penalty.  In addition, the Borrower shall prepay the unpaid principal amount of this Note, without premium or penalty, immediately in cash upon the Borrower’s receipt after the date of this Note of any cash from any source whatsoever, including, without limitation, the proceeds from any loan, borrowing, lease financing, repayment of receivables, issuance of securities, sale of assets, warrant exercise or any other transaction (and including particularly, but without limitation, and cash received under the Warrant Exercise Subscription Agreement dated as of July 2, 2010, between the Borrower and the holders of certain warrants referred to therein) (any of the foregoing, a “Transaction”), and such prepayment to the Lender shall be a condition precedent to the closing of any Transaction.  Any amounts so prepaid may not be reborrowed hereunder.

In addition, the Borrower agrees that from the proceeds of any Transaction, after making the prepayment of this Note aforesaid, it will immediately pay to Gottbetter & Partners, LLP (“G&P”), all accrued and unpaid professional fees and expenses of G&P to the date of such payment, and such payment to G&P shall be a condition precedent to the closing of any Transaction.

The Borrower hereby authorizes G&P, to the extent it acts as escrow agent in connection with any Transaction, to deduct from the proceeds of any Transaction received by G&P, without any further notice or authorization, (a) the unpaid principal amount of this Note, together with any accrued but unpaid interest and any other amounts payable hereunder, and to deliver such amounts to the Lender, and (b) the accrued and unpaid professional fees and expenses of G&P and to apply such amounts against the obligations of the Borrower to G&P.

The Lender is the beneficiary of the Guaranty of even date herewith of the Borrower’s obligations under this Note given by Ronald Moschetta (the “Guaranty”).

So long as the Borrower shall have any obligation under this Note, the Borrower shall not without the Lender’s written consent:

(a)
(i) pay, declare or set apart for such payment, any dividend or other distribution (whether in cash, property or other securities) on shares of capital stock other than dividends on shares of Common Stock solely in the form of additional shares of Common Stock or (ii) directly or indirectly or through any subsidiary make any other payment or distribution in respect of its capital stock;

(b)
redeem, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any shares of capital stock of the Borrower or any warrants, rights or options to purchase or acquire any such shares;

(c)
create, incur, assume or suffer to exist any liability for borrowed money, except (i) borrowings in existence or committed on the date hereof and of which the Borrower has informed Lender in writing prior to the date hereof, (ii) indebtedness to trade creditors or financial institutions incurred in the ordinary course of business or (iii) borrowings, the proceeds of which shall be used to repay this Note;

(d)	sell, lease or otherwise dispose of any significant portion of its assets outside the ordinary course of business;

(e)
lend money, give credit or make advances to any person, firm, joint venture or corporation, including, without limitation, officers, directors, employees, subsidiaries and affiliates of the Borrower, except loans, credits or advances (a) in existence or committed on the date hereof and which the Borrower has informed Lender in writing prior to the date hereof or (ii) made in the ordinary course of business; or

(f)
assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any person, firm, partnership, joint venture or corporation, except by the endorsement of negotiable instruments for deposit or collection and except assumptions, guarantees, endorsements and contingencies (a) in existence or committed on the date hereof and which the Borrower has informed Lender in writing prior to the date hereof, and (b) similar transactions in the ordinary course of business.

In the event that (i) the Borrower shall fail to pay any principal under this Note when due and payable hereunder, and such failure shall continue for a period of two (2) days after receipt by Borrower of written notice by the Lender thereof; or (ii) the Borrower shall fail to pay any interest or any other amount under this Note when due and payable hereunder, and such failure shall continue for a period of five (5) days after receipt by Borrower of written notice by the Lender thereof; or (iii) a default shall occur and be continuing under the Guaranty, or the Guaranty shall fail to remain in full force and effect, or any action shall be taken to discontinue the Guaranty or to assert the invalidity thereof; or (iv) the Borrower breaches any material covenant or other material term or condition contained in this Note and such breach continues for a period of five (5) days after written notice thereof to the Borrower from the Lender; or (v) a receiver, trustee or other similar official shall be appointed over the Borrower or a material part of its assets and such appointment shall remain uncontested for twenty (20) days or shall not be dismissed or discharged within sixty (60) days; or (vi) the Borrower shall become insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any; or (vii) the Borrower shall make a general assignment for the benefit of creditors; or (viii) the Borrower shall file a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); or (ix) an involuntary proceeding shall be commenced or filed against the Borrower under any bankruptcy, insolvency or similar law (domestic or foreign) and such petition shall not be dismissed within sixty (60) days after commencement or filing (each event specified in clauses (i) through (ix) above, an “Event of Default”); then, in the case of any of the events specified in clauses (v), (vi), (vii), (viii) or (ix), the outstanding principal amount under this Note, together with accrued and unpaid interest thereon, and all other amounts payable by Borrower under this Note shall become immediately due and payable without any action on the part of the Lender, and in the case of any of the other events specified above, the Lender may by written notice to the Borrower declare the outstanding principal amount under this Note, together with accrued and unpaid interest thereon, and all other amounts payable by Borrower under this Note to be immediately due and payable, whereupon the same shall become immediately due and payable, and, except for the notices specified in this sentence, Borrower waives demand, presentment, protest, notice of protest, dishonor, notice of dishonor or any other notice of any kind.  Any notice specified in this paragraph by Lender to Borrower of the occurrence of a failure to pay or other default must be delivered as specified below and must clearly specify that it is a notice of default under this paragraph.

The Borrower shall pay or reimburse the Lender promptly on demand for all costs and expenses (including attorney costs) incurred by it in connection with the enforcement or attempted enforcement of, or the preservation of any rights or remedies under, this Note or the Guaranty during the existence of an Event of Default or after acceleration of this Note (including in connection with any "workout" or restructuring regarding the Note, and including in any bankruptcy or insolvency proceeding or appellate proceeding).

No delay on the part of Lender in exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by Lender of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy.  No waiver of, or consent with respect to, any provision of this Note shall in any event be effective unless the same shall be in writing and signed and delivered by Lender, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Unless otherwise agreed by the Lender and the Borrower, both principal and interest hereunder are payable to the Lender at:

Gottbetter Capital Group, Inc.
488 Madison Avenue
12th Floor
New York, New York 10022

in immediately available funds on the Payment Date, in the lawful currency of the United States of America.  Whenever any payment to be made hereunder shall be due on a Saturday, Sunday or public or bank holiday in New York City (any other day being a “Business Day”), such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest payable.

The Borrower shall not have any right to assign its obligations under this Note without the prior written consent of the Lender.

Notices, confirmations and demands hereunder shall be in writing and will be sufficient if delivered by hand, by first class mail or nationally recognized courier service postage prepaid, or by tested cable, or facsimile transmission, at the following addresses, or to such other address as the recipient shall have designated to the sender by written notice hereunder.

If to the Borrower:
Crownbutte Wind Power, Inc.
111 Fifth Avenue, NE
Mandan, ND 58554
Fax:
Attn: Timothy H. Simons, Chief Executive Officer

If to the Lender:
Gottbetter Capital Group, Inc.
488 Madison Avenue
New York, NY 10022
Fax: (212) 400-6910
Attention: Adam S. Gottbetter, President

Notwithstanding anything contained in this Note to the contrary, no interest shall accrue under this Note at a rate in excess of the highest applicable rate permitted by law, and the payment of any interest (including any charge or fee held by the a court to be interest) in excess of such rate shall constitute a payment of and be applied to principal.

The Borrower (i) acknowledges that the Lender and G&P have the same principal owners, (ii)  acknowledges that G&P is also counsel to the Company in the transactions contemplated in this Note and has acted, and from time to time continues to act, as counsel to the Company in unrelated matters, (iii) consents to the representation of the Company, or affiliates thereof, by G&P, (iv) acknowledges that the Lender and/or G&P and/or their respective partners and/or affiliates own securities of the Borrower constituting less than 1% of the outstanding common stock of the Borrower, and (v) waives any conflicts of interest claim which may arise from any or all of the foregoing.  The Borrower and the Lender agree that this Note and the repayment thereof and the Lender Shares are not in exchange for legal services, and no legal services have been or will be provided to the Borrower by the Lender.

The Borrower acknowledges that the Lender Shares to be issued pursuant to this Note could have a substantially higher value at some undetermined future date than the value of the loan provided by the Lender under this Note.

This Note shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.  Any judicial proceeding brought to enforce this Note may be brought in a federal or New York State court located in the County of New York, State of New York.  Each party to this Note waives any objection to jurisdiction of and venue in such courts in any action instituted hereunder and shall not assert any defense based on lack of jurisdiction of or improper venue in any such court or based upon forum non conveniens.

THE BORROWER HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING UNDER OR RELATED TO THIS NOTE.

CROWNBUTTE WIND POWER, INC.

By:	/s/ Timothy H. Simons
Timothy H. Simons, Chief Executive Officer

Acknowledged and agreed:

GOTTBETTER CAPITAL GROUP, INC.

By:	/s/ Adam S. Gottbetter
Adam S. Gottbetter, President